Exhibit 10.2
KKR ACQUISITION HOLDINGS I CORP.
30 Hudson Yards
New York, NY 10001
March 28, 2022

Meghan Frank

Re: Director Compensation
Dear Meghan:
Reference is made to that certain securities assignment agreement, dated as of June 10, 2021, by and among KKR Acquisition Holdings I Corp., a Delaware corporation (the “Company”), KKR Acquisition Sponsor I LLC, a Delaware limited liability company and you (the “Securities Assignment Agreement”), which is attached hereto as Exhibit A.
The purpose of this letter of amendment (this “Amendment”) is to amend certain terms of the Securities Assignment Agreement as set forth below regarding your compensation for serving as a director of the board of directors of the Company (a “Director”). Capitalized terms used but not defined herein shall have the meanings given to them in the Securities Assignment Agreement.
1.Cash Compensation. Notwithstanding anything to the contrary in your Securities Assignment Agreement, effective from June 10, 2021, you will receive cash compensation in an amount equal to $100,000 per annum (payable in arrears), until the earlier of (x) you cease to serve as a Director and (y) the Conversion Time; provided that any partial year shall be paid on a pro rata basis.

2.Restricted Shares. The Transferred Shares shall, following their automatic conversion into the Company’s Class A common stock, $0.0001 par value per share (the “Company Common Stock” and such converted Transferred Shares, “Director Common Stock”), be unvested shares of Director Common Stock that shall vest in full on the first date on which the closing price of the Company Common Stock exceeds $10.00 per share for any twenty (20) Trading Days in a thirty (30) Trading-Day period (the “Vesting Date”) during the period from the date immediately following the date on which the Company files its first periodic report with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, following the Conversion Time through the end of the tenth anniversary of the Conversion Time, or if such tenth anniversary is not a day on which shares of the Company Common Stock are actually traded on the principal securities exchange or securities market on which shares of the Company Common Stock are then traded (a “Trading Day”), the end of the first Trading Day following the tenth anniversary of the Conversion Time (such period, the “Vesting Period”). For the avoidance of doubt, if the Vesting Date does not occur during the Vesting Period, the Director Common Stock shall not vest and shall instead be forfeited by you and shall automatically be transferred to the Company, without any consideration for such transfer.

45539143.1

Except as amended by this Amendment, the Securities Assignment Agreement shall remain in full force and effect in accordance with its terms.
This Amendment and any claims or causes of action that may be based upon, arise out of or otherwise relate to this Amendment, shall be governed by, and construed and enforced with, the laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.
This Amendment may be executed in counterparts, each of which when executed shall constitute a duplicate original, but all the counterparts shall together constitute the one agreement. Signature pages delivered by email (in PDF) shall be considered binding with the same force and effect as original signature pages.
[Signature Page Follows]

45539143.1

Please confirm that the foregoing is our mutual understanding by signing and returning to the SPAC an executed counterpart of this Amendment.
    Very truly yours,
    KKR ACQUISITION HOLDINGS I CORP.

            By: /s/ Glenn Murphy
            Name: Glenn Murphy
                Title: Executive Chairman and Chief
                 Executive Officer
Accepted and agreed to as of
the date first written above by:
MEGHAN FRANK

/s/ Meghan Frank